Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 22, 2019 by and among Clearside Biomedical, Inc., a Delaware corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

Recitals

A.The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B.The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

C.Contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Environmental Laws” has the meaning set forth in Section 4.16.

“FDA” has the meaning set forth in Section 4.31.

“GAAP” has the meaning set forth in Section 4.18.

“Intellectual Property Rights” has the meaning set forth in Section 4.15(a).

“Investor Questionnaire” has the meaning set forth in Section 5.8.

“Losses” has the meaning set forth in Section 8.2.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Stock Market, LLC.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Public Disclosure” has the meaning set forth in Section 9.7.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Required Investors” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” means the Company’s filings made pursuant to the 1934 Act.

“Shares” has the meaning set forth in the Recitals.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to an Investor, the aggregate amount to be paid for the Shares purchased hereunder as specified opposite such Investor’s name on Exhibit A attached hereto, under the column entitled “Aggregate Purchase Price of Shares,” in U.S. Dollars and in immediately available funds.

“Transfer Agent” has the meaning set forth in Section 7.6.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“USPTO” has the meaning set forth in Section 4.15(a).

“1933 Act” has the meaning set forth in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will purchase, severally and not jointly, the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto at a price per Share equal to $1.054.

3.Closing.

3.1.Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures at a time (the “Closing Date”) to be agreed to by the Company and the Investors but (i) in no event earlier than the second trading day after the date hereof and (ii) in no event later than the fifth trading day after the date hereof, and of which the Investors will be notified in advance by the Company.

3.2.On the Closing Date, each Investor shall deliver or cause to be delivered to the Company the Subscription Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company on or prior to the Closing Date.

3.3.At or before the Closing, the Company shall deliver or cause to be delivered to each Investor a number of Shares, registered in the name of the Investor, in the amount set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto.

4.Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that, except as otherwise described in the SEC Filings, which qualify these representations and warranties in their entirety:

4.1.Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has no subsidiaries; and the Company does not own or control, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other similar entity.

4.2.Authorization.  The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3.Capitalization.  The Company is authorized under its Certificate of Incorporation to issue 100,000,000 shares of Common Stock.  The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and none of such shares were issued in violation of any pre-emptive rights and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company.  There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement.  Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4.Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5.Consents.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the rules and regulations of Nasdaq which the Company undertakes to file within the applicable time periods and other than the registration statement required to be filed by the Registration Rights Agreement.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6.Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the SEC Filings.  The Company has made all filings required to be made pursuant to the 1934 Act.  The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company.

4.7.Use of Proceeds.  The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

4.8.No Material Adverse Change.  Since September 30, 2019, there has not been:

(i)any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(iii)any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(iv)any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v)any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(vi)any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or is bound or to which any of its assets or properties is subject;

(vii)any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company;

(viii)any material transaction entered into by the Company other than in the ordinary course of business;

(ix)the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or

(x)any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.9.SEC Filings.

(a)At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1933 Act or 1934 Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)Each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10.No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the

Shares in accordance with the provisions thereof will not, except for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, or any of its assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract.  This Section does not relate to matters with respect to tax status, which are the subject of Section 4.11, employee relations and labor matters, which are the subject of Section 4.14, and environmental laws, which are the subject of Section 4.16.

4.11.Tax Matters.  The Company has filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and have paid all taxes shown thereon or otherwise owed by them.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 4.18 below in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

4.12.Title to Properties.  The Company has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company holds any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.13.Certificates, Authorities and Permits.  The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.  The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.14.Labor Matters.

(a)The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company believes that its relations with their employees are good. To the Company’s Knowledge, the Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

4.15.Intellectual Property.  The Company owns, possesses, licenses or has other rights to use, the patents and patent applications, copyrights, trademarks, service marks, trade names, service names and trade secrets described in the SEC Filings as necessary or material for use in connection with its business and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another.  To the Company’s Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.16.Environmental Matters.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law on to any real property that it owns or operates, or has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws; and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.17.Legal Proceedings.  There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may reasonably be expected to become a party or to which any property of the Company is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

4.18.Financial Statements.  The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with

United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).  The Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.19.Insurance Coverage.  The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20.Compliance with Nasdaq Continued Listing Requirements.  The Company is in compliance with applicable Nasdaq continued listing requirements.  There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

4.21.Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.21 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

4.22.No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

4.23.No Integrated Offering.  Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

4.24.Private Placement.  Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25.Questionable Payments.  Neither the Company nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26.Transactions with Affiliates.  None of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27.Internal Controls.  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities.  Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.28.Disclosures.  The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents, when considered together with the SEC filings, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

4.29.Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Shares contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).

4.30.Investment Company.  The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.31.Tests and Preclinical and Clinical Trials.  The studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company that are described in the SEC Filings were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”) or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company, and the results thereof, contained in the SEC Filings are accurate and complete in all material respects; the Company is not aware of any other studies, tests or preclinical and clinical trials, the results of which call into question the results described in the SEC Filings; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

4.32.Manipulation of Price.  The Company has not, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

5.Representations and Warranties of the Investors.  Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1.Organization and Existence.  Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2.Authorization.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3.Purchase Entirely for Own Account.  The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  The Shares are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4.Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5.Disclosure of Information.  Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence.  Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system.  Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents.  Such Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6.Restricted Securities.  Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7.Legends.  It is understood that, except as provided below, certificates or book-entry records evidencing the Shares may bear the following or any similar legend:

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8.Accredited Investor.  Such Investor is an “accredited investor” within the meaning of Rule 501 under the 1933 Act and has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit C (the “Investor Questionnaire”), which such Investor represents and warrants is true, correct and complete. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Shares.  Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.

5.9.No General Solicitation.  Such Investor did not learn of the investment in the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications..

5.10.Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11.Short Sales and Confidentiality Prior to the Date Hereof.  Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof.  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.  Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.12. No Government Recommendation or Approval.  Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

5.13. No Intent to Effect a Change of Control.  Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.14. No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.15. No Rule 506 Disqualifying Activities.  Such Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.

5.16.Residency.  Such Investor is a resident of the jurisdiction specified below its address on the Schedule of Investors.

6.Conditions to Closing.

6.1.Conditions to the Investors’ Obligations.  The obligation of each Investor to purchase Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)The Company shall have executed and delivered the Registration Rights Agreement.

(d)The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares, a copy of which shall have been provided to the Investors.

(e)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f)The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and (h) of this Section 6.1.

(g)The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h)No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2.Conditions to Obligations of the Company.  The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)The Investors shall have executed and delivered the Registration Rights Agreement and each Investor Questionnaire.

(c)Any Investor purchasing Shares at the Closing shall have paid in full its Subscription Amount to the Company.

6.3.Termination of Obligations to Effect Closing; Effects.

(a)The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Shares to be issued and sold pursuant to this Agreement;

(ii)By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to the fifth trading day following the date of this Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other

Investors.  Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.Covenants and Agreements of the Company.

7.1.Reports.  The Company will furnish to the Investors and/or their assignees such information relating to the Company as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.2.No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3.Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.4.Nasdaq Listing.  The Company shall promptly secure the listing of all of the Shares upon Nasdaq and shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.4. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.5.Termination of Covenants.  The provisions of Sections 7.1 through 7.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.6.Removal of Legends.  In connection with any sale or disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to timely remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends, provided that the

Company has received customary representations and other documentation reasonably acceptable to the Company in connection therewith.  Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Shares (i) have been sold or transferred pursuant to an effective registration statement, (ii) such time as the Shares have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act.  The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Shares only pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein and (iii) that if, after the effective date of the registration statement covering the resale of the Shares, such registration statement ceases to be effective and the Company has provided notice to such Investor to that effect, such Investor will sell Shares only in compliance with an exemption from the registration requirements of the 1933 Act.

7.7.Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the 1933 Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.8.Short Sales and Confidentiality After the Date Hereof.  Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full.  Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Each Investor understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the 1933 Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

8.Survival and Indemnification.

8.1.Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.2.Indemnification.  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

8.3.Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

9.Miscellaneous.

9.1.Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2.Counterparts; Faxes; E-mail.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or e-mail, which shall be deemed an original.

9.3.Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4.Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal or confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Clearside Biomedical, Inc.
900 North Point Parkway

Suite 200

Alpharetta, Georgia 30005

Attn: General Counsel

Email: leslie.zacks@clearsidebio.com

With a copy (which shall not constitute notice) to:

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004-2400

Facsimile: (703) 456-8100

Attn: Brent B. Siler, Esq.

Email: bsiler@cooley.com

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5.Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable documented out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6.Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (a) prior to the Closing, Investors that agreed to purchase a majority of the Shares to be issued and sold pursuant to this Agreement and (b) following the Closing, the Required Investors.  Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor and (ii) following the Closing, each holder of any Shares purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Shares and the Company.

9.7.Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance.  Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act).  By 8:30 a.m. (New York City time) on the Business Day immediately following the date this Agreement is executed, the Company shall issue a press release or file a Current Report on Form 8-K disclosing all material terms of the sale of the Shares to the Investors pursuant to this Agreement (the “Public Disclosure”). Neither the press release nor any other pubic communication regarding the sale of the Shares shall identify any Investor without such Investor’s prior written consent. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.  From and after the issuance of the Public Disclosure, no Investor shall be in possession of any material non-public information received from the Company or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

9.8.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9.Entire Agreement.  This Agreement, including the signature pages, Exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10.Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12.Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

9.13.Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such Investor shall be personally liable for any liabilities of such Investor.

9.14.Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Cooley LLP’s representation of certain of the Purchasers in such unrelated matters and to Cooley LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	CLEARSIDE BIOMEDICAL, INC.
	By:	/s/ George Lasezkay
Name: George Lasezkay
Title: Chief Executive Officer and Director

Exhibit 10.1

INVESTOR:	Hatteras Venture Partners IV SBIC, LP By: Hatteras Venture Advisors IV SBIC, LLC, its general partner
	By:	/s/ Clay B. Thorp
Name: Clay B. Thorp Title: Manager
INVESTOR:	Hatteras Venture Partners IV, LP By: Hatteras Venture Advisors IV, LLC, its general partner
	By:	/s/ Clay B. Thorp
Name: Clay B. Thorp Title: Manager
INVESTOR:	Grace Brothers, LP
	By:	/s/ Bradford Whitmore
Name: Bradford Whitmore Title: Manager, BRO-GP LLC Its: General Partner

EXHIBIT A

Schedule of Investors

Investor Name and Address	Number of Shares to be Purchased	Aggregate Purchase Price of Shares
Hatteras Venture Partners IV SBIC, LP 280 S. Mangum St. Suite 350 Durham, NC 27701	1,347,629	$1,420,400.97
Hatteras Venture Partners IV, LP 280 S. Mangum St. Suite 350 Durham, NC 27701	170,397	$179,598.44
Grace Brothers LP 1603 Orrington Ave Suite 900 Evanston, IL 60201	1,660,341	$1,749,999.41

EXHIBIT B

Registration Rights Agreement

EXHIBIT C

Form of Investor Questionnaire

CLEARSIDE BIOMEDICAL, INC.

PURCHASER QUESTIONNAIRE

In connection with the preparation of the resale Registration Statement on Form S-3, please provide us with the following information regarding the Purchaser.

Please complete, sign, date and return one copy of this Questionnaire to Asheley Walker of Cooley LLP, the Company’s legal counsel, via email (awalker@cooley.com).

A.	General Information

1.Please state your organization’s name exactly as it should appear in the Registration Statement and your organization’s contact information:

Name:

Address:

Phone:

Email:

2.Have you or your organization had any position, office or other material relationship within the past three years with Clearside Biomedical, Inc. (the “Company”) or its affiliates?

☐  Yes     ☐  No

If yes, please indicate the nature of any such relationships below:

B.	Securities Holdings

Please fill in all blanks in the following questions related to your beneficial ownership of the Company’s capital stock.  Generally, the term “beneficial ownership” refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities.  For example, securities held in “street name” over which you exercise voting or investment power would be considered beneficially owned by you.  Another example of indirect ownership include ownership by a partnership in which you are a partner.

Please note: If you have any reason to believe that any interest in securities of the Company which you may have, however remote, is a beneficial interest, please describe such interest.  For purposes of responding to this questionnaire, it is preferable to err on the side of inclusion rather than exclusion.  Where the SEC’s interpretation of beneficial ownership would require disclosure of your interest or possible interest in certain securities of the Company, and you believe that you do not actually possess the attributes of beneficial ownership, an appropriate response is to disclose the interest and at the same time disclaim beneficial ownership of the securities (SPACE IF PROVED TO DISCLAIM BENEFICIAL OWNERSHIP AT THE END OF 3 BELOW).

1.As of November 13, 2019, the undersigned owned outright (including shares registered in the undersigned’s name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for my account), the following number of shares of the Company’s capital stock (none indicated by “0”):  _________________.

2.In addition to the number of shares the undersigned owns outright as indicated by the undersigned’s answer to question B(1), as of November 13, 2019, the undersigned had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise (e.g., shares held in a trust for which you are a trustee, shares subject to a written voting or investment arrangement, shares held by a corporate benefit plan over which you exercise control), over the following number of shares of the Company’s capital stock (none indicated by “0”):  _________________.

If the answer to this question B(2) was not “0,” please provide the following information:

(i)	Number of shares with sole voting power: _______________
(ii)

Number of shares with shared voting power, with whom shared, and the nature of the relationship and any underlying voting trust agreement (including the duration of the agreement, the names and addresses of the voting trustees and a brief description of the voting rights and other powers of such trustees), investment arrangement or the like:

Shared Voting Power
Title of Class	Number of Shares	With Whom Shared	Nature of Relationship

(i)	Number of shares with sole investment power: ____________
(ii)	Number of shares with shared investment power, with whom that power is shared; and the nature of the relationship and any underlying voting trust agreement, investment arrangement or the like:

Shared Investment Power
Title of Class	Number of Shares	With Whom Shared	Nature of Relationship

If you wish to disclaim beneficial ownership of any of the shares described in question B.2 above for purposes other than for use in the Registration Statement, please indicate the number and class of shares being disclaimed and the reason therefore:

3.As of January 12, 2020, the undersigned has the right to acquire ___ shares of the Company’s Common Stock pursuant to outstanding stock options issued under the Company’s stock option plans and _0_ shares of capital stock pursuant to the exercise of outstanding warrants.

(i)	Correct☐
(ii)	Not correct☐Describe:

4.In addition to the number of shares described in my answer to question B.3 above, as of January 12, 2020, the undersigned will have the right to acquire indirectly, or to acquire “voting power” and/or “investment power” with respect to, ___ shares of the Company’s Common Stock, including, but not limited to, any right to acquire shares (1) upon the exercise of any option, warrant, stock appreciation right or other exercisable stock right (excluding shares described in B.3 above); (2) in settlement of any stock unit award, stock bonus award or other equity award; (3) upon conversion of a security; (4) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (5) pursuant to the automatic termination of a trust, discretionary account or similar arrangement (none, indicated by “0” above).

(i)	Correct☐
(ii)	Not correct☐Describe:

5.Please identify the natural person or persons who have voting and/or investment control over the Company’s securities that you own, and state whether such person(s) disclaims beneficial ownership of the securities.  For example, if you are a general partnership, please identify the general partners in the partnership.

The answers to the foregoing questions are correctly stated to the best of my information and belief.  I shall advise Asheley Walker at (202) 842-7856 or awalker@cooley.com of Cooley LLP, the Company’s outside counsel, promptly of any changes in the foregoing information prior to the effectiveness of the Registration Statement.

_____________________________________________

(Print name of Purchaser)

_____________________________________________

(Signature)

By: __________________________________________

(Name and title of signatory, if Purchaser is an entity)

_____________________________________________

(Date)